CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Form 10-KSB for E-Com Technologies Corp., of our report dated March 11, 2004 relating to the December 31, 2003 and 2002 financial statements which appears in such Form 10-KSB.

Vancouver, Canada	"Amisano Hanson"
April 14, 2004	Chartered Accountants